UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dover Motorsports, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 29, 2020.

The following press release relates to the proxy statement of Dover Motorsports, Inc., dated March 30, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 29, 2020 and which is now to be held as a virtual only meeting. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, April 17, 2020	(302) 883-6592

DOVER MOTORSPORTS, INC. ANNUAL MEETING

OF STOCKHOLDERS ON APRIL 29, 2020

CHANGE IN MEETING LOCATION

Dover Motorsports, Inc. (NYSE: DVD) today announced that its Annual Meeting of Stockholders will be held as a virtual only meeting.

The meeting will still take place on April 29, 2020 at 9:00 AM Eastern Time.

Meeting access will be through the following website: www.meetingcenter.io/200847460. The meeting ID number is 200847460.  The meeting will be held over the web in a virtual meeting format only.

The meeting will no longer be held at the Dover Downs Hotel and Casino, so please do not try to attend in person.

As noted in the Company’s Proxy Statement dated March 30, 2020, which was first distributed to stockholders on that date, a change to a virtual Annual Meeting might be required due to public health and travel concerns of our stockholders due to the evolving coronavirus (COVID-19) situation.

Whether or not you plan to access the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed for the Annual Meeting. If you have already voted, no additional action is required. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location of the Annual Meeting and may continue to be used to vote your shares in advance of the Annual Meeting.

Please see additional details below relative to accessing the virtual meeting.

Access is only through the link provided above. To login to the virtual meeting you will be required to have a control number and password.  The password for the meeting is DVD2020.

If you were a stockholder as of the close of business on March 20, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting (however, voting in advance of the meeting would be preferable). For a registered stockholder, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Dover Motorsports, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2020.  You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare by email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

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Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned and other motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. The company also plays host to the Firefly Music Festival which is produced by AEG Presents. For further information, log on to www.dovermotorsports.com.